Exhibit 99.2

Canoo Increases Production Guidance and Targets for US Facilities

2022 – 2023 Production Guidance

2024 – 2025 Production Targets

Justin, TX (December 15, 2021) – Canoo Inc. (Nasdaq: GOEV) today announced it will accelerate and now shift production of its breakthrough electric vehicles from Europe to the United States. The Company will begin manufacturing at its advanced industrialization facility planned for Northwest Arkansas and remains on target to bring online its Mega Micro factory in Pryor, Oklahoma in late 2023.

“Canoo is now in a position to issue guidance at a time when many others in the industry are reducing targets and projections. The Company has now refined its manufacturing strategy and assembled a team to execute the production roadmap for 2022 – 2025” said Tony Aquila, Investor, Chairman & CEO at Canoo Inc.

•	2022 guidance: 3,000-6,000 from 500-1,000 Units
•	2023 guidance: 14,000 – 17,000 from 15,000 Units
•	2024 target: 40,000 – 50,000 Units
•	2025 target: 70,000 – 80,000 Units

“In addition, we will be 100% built in the heartland of America, and we have proudly achieved another major milestone of having sourced 96% percent of our parts from U.S. and Allied Nations.”

The Company ceased contract manufacturing discussions with VDL Nedcar with the completion of our manufacturing strategy which accelerates our ability to access our incentives from Oklahoma and Arkansas. The outcome of this will be:

•	Reduced supply chain vulnerabilities,
•	Increased speed to market for our customers,
•	Allowing us to control more securely the creation of additional innovation and IP,
•	Increase advanced manufacturing jobs in the communities that support us, and
•	Save thousands of dollars per unit by eliminating warranty risks, tariffs and overseas shipping costs

“The initiatives announced today are another step in executing our strategy of reducing risk and increasing certainty. We look forward to additional announcements.” said Tony Aquila, Investor, Chairman and CEO.

About Canoo

Canoo’s mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that spans the full lifecycle of the vehicle. Distinguished by its experienced team from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space that is customizable across all owners in the vehicle lifecycle to support a wide range of vehicle applications for consumers and businesses, Canoo has offices in California, Michigan, and Texas.

For more information, please visit www.canoo.com. For Canoo press materials, including photos, please visit press.canoo.com. For investors, please visit investors.canoo.com.

Media Contact

Agnes Gomes-Koizumi

Vice President, Communications

Agnes.Gomes-Koizumi@canoo.com

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches and achievement of other operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, anticipated customer orders, and expectations regarding development of facilities and the negotiation, availability or receipt of state incentives. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination with Hennessy Capital Acquisition Corp. IV; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business; the ability to issue equity or equity-linked securities, and those factors discussed  under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2021, as well as its Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.